Power of Attorney

I, the person whose signature appears below, hereby appoint Sasha Keough, James Macadam, Catalina Kazi, Alexander M. Bowling, Olivia Meade, and David Alexander Simpson, and each of them individually, as my attorneys-in-fact with the power and authority:

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to take such actions as may be necessary or appropriate to enable me or others on my behalf to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the “SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (1) enrolling me in EDGAR Next and (2) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling filings and submissions to be made by me or others on my behalf utilizing the EDGAR system;

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to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of myself as an individual or in my capacity as a direct or indirect general partner, director, officer or manager of any partnership, corporation or limited liability company, pursuant to section 13 or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, including, without limitation, Forms 3, 4 and 5 and Schedules 13D and 13G (and any amendments thereto), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the SEC, and with any other entity when and if such is mandated by the Exchange Act or by the Financial Industry Regulatory Authority;

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to act as an account administrator for my EDGAR account, including to: (1) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (2) maintain the security of my EDGAR account, including modification of access codes; (3) maintain, modify and certify the accuracy of information on my EDGAR account dashboard; (4) act as the EDGAR point of contact with respect to my EDGAR account; and (5) take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

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to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This power of attorney is perpetual, unless revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

[Signature page follows]

IN WITNESS WHEREOF, I have signed this Power of Attorney on the date shown below.

/s/ Katarina Pance

Signature

Katarina Pance

Typed or Printed Name

1/8/26

Date Signed

NOTARIZATION

STATE OF California

COUNTY OF San Mateo

I, Robert McCullen, a notary public of the county and state aforesaid, do hereby certify that Katarina Pance personally appeared before me this day and acknowledged the execution of the foregoing instrument.

Witness my hand and official stamp or seal this 8th day of January, 2026.

/s/ Robert McCullen____________________

Notary Public

(NOTARY SEAL)

Robert McCullen______________________

Print Name of Notary Public

My Commission Expires: April 26, 2028